SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT is entered into as of the latest of the dated signatures below ("Effective Date") by and among Technology Research Corporation ("TRC"), and Tower Manufacturing Corporation ("Tower").

IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES CONTAINED HEREIN, THE SUFFICIENCY OF WHICH THE PARTIES IRREVOCABLY ACKNOWLEDGE, THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1

DEFINITIONS

The following terms shall have the meaning set forth below when used in this Agreement:

1.1 "337 Patent" means U.S. Patent No. 6,292,337 entitled "Electrical System with Arc Protection", including all foreign counterparts, divisional, continuation, reissued, reexamined and continuation in-part patents.

1.2 “199 Patent" means U.S. Patent No. 5,943,199 entitled "Mini Appliance Leakage Current Interrupter," including all foreign counterparts, divisional, continuation, reissued, reexamined and continuation in-part patents.

1.3 "LCDI Products" means Leakage Current Detector Interruptor products.

1.4 "Agreement" means this Settlement Agreement.

1.5 "Party" or "Parties" means any party or parties to this Agreement, including affiliate companies and parent companies, as the case may be.

1.6 "Stipulation of Dismissal with Prejudice" means the two Stipulation of Dismissal with Prejudice documents attached as Appendix A.

ARTICLE 2

BACKGROUND

2.1 TRC is the owner of the entire right, title and interest in and to the `337 Patent.

2.2 TRC has filed suit against Tower and Fedders Corporation ("Fedders") in the U.S. District Court for the Middle District of Florida, No. 8:05-cv-1455-RAL-TGW, ("the Florida Action"), alleging infringement of the `337 patent. Tower asserted several affirmative defenses and counterclaims, alleging, among other things, that it did not infringe the `337 Patent, that the `337 Patent is invalid, and that TRC committed tort and antitrust violations.

2.3 Tower is the owner of the entire right, title and interest in and to the '199 Patent.

**The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
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2.4 Tower has filed suit against TRC in the U.S. District Court for the District of Rhode Island, No. 1:06-cv-212-T-DLM ("the Rhode Island Action"), alleging infringement of the '199 Patent. TRC asserted several affirmative defenses and counterclaims, alleging, among other things, that it did not infringe the `199 Patent, that the `199 Patent is invalid, and that Tower committed tort and antitrust violations.

2.5 The parties to this Agreement now desire to settle the Florida Action and the Rhode Island Action, and to settle and resolve all issues which they may have against each other arising out of or in connection with the `337 and '199 Patents.

ARTICLE 3

PAYMENTS AND ROYALTIES TO TRC

3.1 Tower shall pay TRC Three Million Two Hundred Thousand and No/100 Dollars ($3,200,000.00) in full settlement regarding all products made, used, sold, imported or offered for sale by either Tower or Fedders prior to July 1, 2007. One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) of this sum shall be payable within thirty days of the dismissal of the Florida Action and the balance shall be paid in two (2) annual and equal installments over a period of two (2) years, each installment being due within thirty days of the anniversary of the dismissal of the Florida Action. The amount outstanding shall be guaranteed personally by Louis Shatkin. The amount of the outstanding payment owed by Tower to TRC shall accrue interest, compounded quarterly, at the prime interest rate in effect as of the last day of the previous quarter.

3.2 Going forward after June 30, 2007, for so long as the `337 Patent is valid and enforceable, the royalty for any Tower LCDI Product made, used, sold, imported or offered for sale by or for Tower or its subsidiaries after June 30, 2007 that utilizes the inventions claimed by the `337 Patent is **.

3.3 Going forward after June 30, 2007, for so long as the `199 Patent is valid and enforceable, the royalty for any TRC LCDI Product made, used, sold, imported or offered for sale by or for TRC or its subsidiaries after June 30, 2007 that utilizes the inventions claimed by the `199 Patent is **.

3.4 Royalty payments will be paid quarterly, will be due for the previous quarter on the 15th of the month following the end of that quarter, and will include a statement of the number of units ** made, used, sold, imported or offered for sale utilizing the patented technology. TRC and Tower shall have the right to audit the other's statements under reasonable conditions.

3.5 The payments required to be made pursuant to section 3.1 of this Agreement shall be made in United States dollars by wire transfer of immediately available funds as follows:

Technology Research Corporation
5250 140th Avenue North
Clearwater, FL 33760-3728
Bank Name: **
City/State: **
Account No.: **
ABA No.: **
Swift Code: **
Account Name:

ARTICLE 4

LICENSE AGREEMENT

4.1 For so long as Tower remains in compliance with the payment obligations specified in section 3.1 of this Settlement Agreement, TRC hereby grants to Tower and its parent companies, existing contract manufacturers, and subsidiaries and Tower Switches Limited a perpetual, worldwide, non-transferable (except as set forth in Section 10.1), non-exclusive license, limited to the room air conditioner (RAC) market, to make, have made, use, offer-to-sell, sell, export, and import, or otherwise dispose of products and services, the making, having made, use, offering to sell, selling, exporting or importing of which would in the absence of this license infringe any valid and enforceable claim of the `337 Patent. This license shall apply to Tower Switches Limited, and to Tower's customers, manufacturers, partners, distributors, re-sellers, vendors, and their respective end users, regarding all products and services made by, made for, provided by, or purchased from Tower. This license shall not be interpreted or construed as granting Tower any right to sub-license any third party or Non-Subsidiary to use any invention claimed in the `337 Patent, except as such invention is or was embodied in materials, equipment, or products provided directly or indirectly by Tower. "Non-subsidiary" shall mean any corporation of which Tower does not own or control more than 50% of the U.S. or foreign corporation, company or other legal entity. Further, this license shall not be interpreted or construed to include any products or services of any third party that acquires Tower or any of Tower's subsidiaries or affiliates, where such products or services (i) were in existence at the time of the acquisition or (ii) are new products or services developed by said third party subsequent to said acquisition.

4.2 The term of the license granted to Tower shall be for the life of the `337 Patent.

4.3 Tower hereby grants to TRC and its parent companies, existing contract manufacturers, and subsidiaries a perpetual, worldwide, non-transferable (except as set forth in Section 10.1), non-exclusive license, limited to the room air conditioner (RAC) market, to make, have made, use, offer-to-sell, sell, export, and import, or otherwise dispose of products and services, the making, having made, use, offering to sell, selling, exporting or importing of which would in the absence of this license infringe any valid and enforceable claim of the '199 Patent. This license shall apply to TRC's customers, manufacturers, partners, distributors, re-sellers, vendors, and their respective end users, regarding all products and services made by, made for, provided by, or purchased from TRC. This license shall not be interpreted or construed as granting TRC any right to sub-license any third party or Non-Subsidiary to use any invention claimed in the '199 Patent, except as such invention is or was embodied in materials, equipment, or products provided directly or indirectly by TRC. "Non-subsidiary" shall mean any corporation of which TRC does not own or control more than 50% of the U.S. or foreign corporation, company or other legal entity. Further, this license shall not be interpreted or construed to include any products or services of any third party that acquires TRC or any of TRC’s subsidiaries or affiliates, where such products or services (i) were in existence at the time of the acquisition or (ii) are new products or services developed by said third party subsequent to said acquisition.

4.4 The term of the license granted to TRC shall be for the life of the '199 Patent.

4.5 Other than this license and the release of Article 6, no license, right, or immunity is granted by TRC or by Tower to any third party, either expressly or by implication, or by estoppel, or otherwise, to any patents, inventions, or other property right.

ARTICLE 5

DISMISSAL OF THE ACTIONS

5.1 Within five business days after the complete execution and delivery of this Agreement, TRC and Tower shall cause their respective counsel to endorse and file the Stipulations of Dismissal with Prejudice attached as Appendix A to cause all of their claims and counterclaims in the Actions with respect to each other and Fedders to be dismissed with prejudice. The Stipulations may be amended to the extent necessary to comply with local rules.

ARTICLE 6

MUTUAL RELEASES

6.1 TRC hereby releases and forever discharges Tower, and all of its respective directors, officers, stockholders, affiliate companies, subsidiaries, acquired companies, employees, attorneys, agents, and Tower Switches Limited (collectively, "Tower Entities"), and their permitted successors and assigns, from any and all claims, demands, obligations, losses, causes of action, damages, penalties, costs, expenses, attorney fees, liabilities, compensation, and indemnities of any nature, whether based on contract, tort, statute or other legal or equitable theory of recovery, whether known or unknown, which as of the Effective Date of this Agreement TRC had or claims to have had against Tower, including but not limited to any arising out of or in connection with claims that were made or that could have been made in any form with respect to the `337 or '199 patents or other patents, and except for any breach of this Agreement. This release shall apply to Tower's customers (including Fedders), manufacturers, partners, distributors, re-sellers, vendors, their respective end users, and to Tower Switches Limited, regarding all products and services at any time made by, provided by, purchased from, or licensed from Tower Entities.

6.2 Tower hereby releases and forever discharges TRC, and all of its respective directors, officers, stockholders, members, affiliate companies, subsidiaries, acquired companies, acquirers, parent companies, employees, attorneys, and agents (collectively, "TRC Entities"), and their permitted successors and assigns, from any and all claims, demands, obligations, losses, causes of action, damages, penalties, costs, expenses, attorney fees, liabilities, compensation, and indemnities of any nature, whether based on contract, tort, statute or other legal or equitable theory of recovery, whether known or unknown, which as of the Effective Date of this Agreement Tower. Tower Switches Limited, and their respective affiliate and parent companies, had or claims to have had against TRC, including but not limited to any arising out of or in connection with claims that were made or that could have been made in any form with respect to the `337 or `199 patents or other patents, and except for any breach of this Agreement. This release shall apply to TRC's customers, manufacturers, partners, distributors, re-sellers, vendors, and their respective end-users, regarding all products and services at any time made by, provided by, purchased from, or licensed from TRC Entities.

6.3 TRC hereby represents that it has no present intent to enforce any patent held by TRC against Tower.

6.4 Tower hereby represents that it has no present intent to enforce any patent held by Tower against TRC.

6.5 The mutual releases granted above are not to be construed as releasing the parties from any obligations arising and unfulfilled under this agreement.

ARTICLE 7

FEES AND COSTS

7.1 The Parties shall pay all of their own fees and expenses, including court costs, legal fees and expert fees, incurred in the prosecution or defense of the Florida Action and the Rhode Island Action, and in the preparation of this Agreement.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1 Each Party represents and warrants that it has the right to enter into this Agreement.

8.2  The Parties' representatives, by their signatures below, represent and warrant that they are duly authorized to execute and deliver this Agreement on behalf of the respective Party.

8.3 TRC hereby represents, covenants, and warrants that it will not assert against Tower Entities or their permitted successors and assigns, or any of Tower's customers (including Fedders), manufacturers, partners, distributors, re-sellers, vendors, or any other permitted user of Tower LCDI Products (whether such permission is granted directly by Tower or another licensee of Tower) (collectively together with Tower Entities, "Tower Users") any claim of infringement based upon the `337 Patent arising out of or in connection with the use, sale, or distribution of the Tower LCDI Products.

8.4 Tower hereby represents, covenants, and warrants that it will not assert against TRC Entities or their permitted successors and assigns, or any of TRC's customers, manufacturers, partners, distributors, re-sellers, vendors, or any other permitted user of TRC LCDI Products (whether such permission is granted directly by TRC or another licensee of TRC) (collectively together with TRC Entities, "TRC Users") any claim of infringement based upon the '199 Patent arising out of or in connection with the use, sale, or distribution of the TRC LCDI Products.

8.5 **

8.6 **
ARTICLE 9

CONFIDENTIALITY

9.1 The Parties shall keep the terms of this Agreement confidential and shall not now or hereafter divulge these terms to any third party except:

9.1.1 with the prior written consent of the other Party; or

9.1.2 to any governmental body having jurisdiction to call for such terms; or

9.1.3 as otherwise may be required by law or legal process, including to legal and financial advisors in their capacity of advising a Party in such matters; or

9.1.4 during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties and so long as (a) the restrictions are embodied in a court-entered Protective Order and (b) the disclosing Party informs the other Party in writing at least ten (10) days in advance of the disclosure; or

9.1.5 in confidence to legal counsel, accountants, banks, financing sources and their advisors solely in connection with complying with financial transactions or legal reporting requirements; or

9.1.6 any disclosure pursuant to any applicable securities regulations, including TRC's disclosure in public SEC filings of the existence, amount, terms and copies of this Agreement; or

9.1.7 the Parties may disclose the terms of this Agreement and the settlement of the Florida Action and the Rhode Island Action to the extent provided, or in the form provided, in Appendix B to this Agreement.

ARTICLE 10

GENERAL PROVISIONS

10.1 Assignment. This Agreement and any rights, licenses or privileges under this Agreement including, but not limited to, the license and release or any rights under them, shall be freely assignable to (i) any parent, or subsidiary of a Party or (ii) an acquirer of a Party or of any portion of a Party's business to which this Agreement applies (whether by way of an asset or stock transaction). TRC and Tower represent that they are not currently engaged in any active negotiations in connection with their acquisition by any third party.

10.2  Waiver. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or any subsequent breach of the same or a different kind.

10.3  Amendments. Any changes to this Agreement must be in writing specifically stating an intention to modify this Agreement signed by the Party or Parties to be bound.

10.4  Survival of Representations, Covenant and Warranties. The representations, covenants and warranties contained in this Agreement shall survive the execution and delivery of this Agreement.

10.5  Relationship of Parties. Nothing in this Agreement shall create or be deemed to create any relationship of agency, partnership, or joint venture between TRC, on the one hand, and Tower, on the other.

10.6  No Third Party Beneficiaries. Except with respect to the Tower and TRC Users, this Agreement is made and entered into for the sole protection and benefit of the Parties, and no other person or entity shall be a direct or indirect beneficiary of or shall have any direct or indirect cause of action or claim in connection with this Agreement.

10.7  Notices Any notice or other communication required or permitted under this Agreement shall be given in writing and shall be conclusively deemed to have been duly given on the date delivered if delivered personally, or five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed as follows:

10.7.1  Notices to TRC shall be addressed to:

William C. Bergmann, Esq.
Baker & Hostetler LLP
Washington Square, Suite 1100
Washington, D.C. 20036-5304

10.7.2  Notices to Tower shall be addressed to:

John J. Cotter, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP
One Lincoln Street
Boston, Massachusetts 021 1 1-2950

10.8  Headings. All headings in this Agreement are used for convenience only and shall not affect the interpretation of this Agreement.

10.9  Applicable Law; Choice of Forum: Jurisdiction_ This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to its conflict of laws provisions. It is further agreed that all disputes and matters whatsoever arising under, in connection with or incident to this Agreement shall be litigated, if at all, in and before the United States District Court for the District of Delaware, to the exclusion of the Courts of any other state, locality or country. The Parties irrevocably consent to personal jurisdiction in such court for such purposes.

10.10  No Strict Construction. Each Party and counsel for each Party have reviewed this Agreement, and, accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

10.11  Entire Agreement. This Agreement contains the entire understanding among TRC, on the one hand, and Tower, on the other, superseding all prior or contemporaneous communications, negotiations, discussions, agreements, and understandings among the Parties with respect to the subject matter of this Agreement.

10.12  Counterparts. This Agreement may be executed in any number of counterparts, including those transmitted to and among the Parties via facsimile, with the same effect as if the signatures on each counterpart were upon a single instrument. All counterparts, taken together, shall constitute this Agreement.

10.13  Partial Invalidity. If any of the provisions herein shall be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without the term or provision so that this Agreement will remain binding on the Parties,

10.14  Non-Disparagement. Each Party will instruct its executive officers and board members not to disparage any other Party with respect to the matters at issue in the Florida Action and the Rhode Island Action.

IN WITNESS WHEREOF, intending to be legally bound, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the dates set forth below.

On this ______ day of December, 2006
Louis J. Shatkin
President
Tower Manufacturing Corporation

On this _______ day of December, 2006
Robert S. Wiggins

President and Chief Executive Officer

Technology Research Corporation

GUARANTY OF PERFORMANCE AND INDEMNITY

In consideration of the execution of the above Settlement Agreement between Tower and TRC, I hereby personally guaranty the due performance by Tower of all the covenants and agreements on its part contained in section 3.1 of the Settlement Agreement, and the payment of all damages, costs, and expenses which by virtue of the Settlement Agreement may become recoverable from Tower by TRC

On this _______ day of December, 2006
Louis J. Shatkin

**Confidential treatment requested pursuant to Rule 24b-2 of the Exchange Act.
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APPENDIX A

STIPULATION OF DISMISSAL WITH PREJUDICE

UNITED STATES DISTRICT COURT
FOR THE MIDDLE DISTRICT OF FLORIDA
TAMPA DIVISION
Case No. 8:05-cv-01455-RAL-TGW

TECHNOLOGY RESEARCH CORP.,

Plaintiff,

v.

TOWER MANUFACTURING CORP. and
FEDDERS CORP.,

Defendants.
/

STIPULATION OF DISMISSAL WITH PREJUDICE

The parties, pursuant to Rules 41(a)(1)(ii) and 41(c), hereby stipulate to the dismissal of this action with prejudice, including all claims and counterclaims, each party to bear its own costs and expenses.

**Confidential treatment requested pursuant to Rule 24b-2 of the Exchange Act.
417747.04

BAKER & HOSTETLER LLP

By:   /s/
William C. Bergmann
Email: wbergmann@bakerlaw.com
Baker & Hostetler LLP
Washington Square, Suite 1100
1050 Connecticut Avenue, NW
Washington, DC 20036-5304
Phone: 202.861.1500
Fax: 202.861.1783

KIRKPATRICK & LOCKHART    NICHOLSON GRAHAM LLP

By:   /s/
John J. Cotter
Email: jcotter@king.com
Kirkpatrick & Lockhart
Nicholson Graham LLP
State Street Financial Center
One Lincoln Street
Boston, MA 02111-2950
Telephone: (617) 261-3100
Fax: (617) 261-3175

**Confidential treatment requested pursuant to Rule 24b-2 of the Exchange Act.
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IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF RHODE ISLAND
Civil Action No. 06-212-T-DLM

TOWER MANUFACTURING CORPORATION,

Plaintiff,

v.

TECHNOLOGY RESEARCH CORPORATION,

Defendant.
/

STIPULATION OF DISMISSAL WITH PREJUDICE

The parties, pursuant to Rules 41(a)(1)(ii) and 41(c), hereby stipulate to the dismissal of this action with prejudice, including all claims and counterclaims, each party to bear its own costs and expenses.

**Confidential treatment requested pursuant to Rule 24b-2 of the Exchange Act.
417747.04

BAKER & HOSTETLER LLP

By:   /s/
William C. Bergmann
Email: wbergmann@bakerlaw.com
Baker & Hostetler LLP
Washington Square, Suite 1100
1050 Connecticut Avenue, NW
Washington, DC 20036-5304
Phone: 202.861.1500
Fax: 202.861.1783

KIRKPATRICK & LOCKHART    NICHOLSON GRAHAM LLP

By:   /s/
John J. Cotter
Email: jcotter@king.com
Kirkpatrick & Lockhart
Nicholson Graham LLP
State Street Financial Center
One Lincoln Street
Boston, MA 02111-2950
Telephone: (617) 261-3100
Fax: (617) 261-3175

APPENDIX B

PRESS RELEASE